   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 30 to File No. 2-97889; Amendment No. 30 to File No. 811-4304) of Delaware Group Government Fund of our report dated September 10, 2004, included in the 2004 Annual Report to shareholders.


ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 24, 2004